AGREEMENT

This Agreement is entered into as of the 31 day of October, 1995, by and between
QUICK-FUEL,   INC.,  a  Wisconsin  corporation  ("Lessee"),   and  RR-1  LIMITED
PARTNERSHIP, an Illinois Limited Partnership ("Lessor").

                                    Recitals

Lessor and Lessee are parties to four (4) leases dated: February 1, 1991, (Bridgeview site); February 1, 1991 (South Holland site); February 1, 1991 (Indianapolis site); and March 1, 1991 (Elk Grove Village site)(collectively, the "Leases"), pursuant to which Lessee sells fuel at four locations owned by Lessor. Under paragraph 4 of each of the Leases, Lessee pays to Lessor a monthly rental equal to $ .0275 time the number of gallons of fuel sold by Lessee at the site. The parties desire to amend paragraph 4 of each of the Leases to provide for a quarterly rental schedule based, in part, on the combined quarterly volume of fuel sold by Lessee at the four locations.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties agree as follows:

1. In satisfaction of Lessee's payment of rent under the four Leases referenced above, Lessee shall pay the Lessor, by check or other consideration acceptable to Lessor, a quarterly rental calculated as follows: $ .0275 times # of gallons of fuel sold during the quarter to purchasers utilizing Lessee's proprietary fuel charge card, plus $ .0175 times # of gallons of fuel sold during the quarter to purchasers utilizing a third party fuel charge card. In addition, in any calender quarter where Lessee fails to sell at any location at least 100,000 gallons of fuel to purchasers utilizing Lessee's proprietary fuel charge card, Lessee shall pay to Lessor an amount equal to $ .0275 times (% to equal 100,000 gallons minus # of gallons actually sold at such location). The quarterly rental shall be payable on the thirtieth (30th) day of the month following the end of the calender quarter.

2. This Agreement shall be deemed to amend paragraph 4 of the four Leases to the extent that the provisions herein are inconsistent with the provisions of paragraph 4. In all other respects the terms and conditions of the Leases remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parting have executed this Agreement by their duly authorized representatives effective as of the date first set forth above.

LESSOR: RR-1 LIMITED PARTNERSHIP,                 LESSEE: QUICK-FUEL, INC.
an Illinois Limited Partnership

By:      Engine Service Specialists, Inc.,
         General Partner

By:      /s/                                      By:     /s/ C. D. Jacobus, Jr.
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